Exhibit 10.3

APTARGROUP, INC.
STOCK OPTION AGREEMENT
FOR EMPLOYEES

          AptarGroup, Inc., a Delaware corporation (the “Company”), hereby grants to «FirstName» «LastName» (the “Employee”) as of December 18, 2003 (the “Option Date”), pursuant to the provisions of the AptarGroup, Inc. 2000 Stock Awards Plan (the “Plan”), a non-qualified option to purchase from the Company (the “Option”) «options» shares of its Common Stock, $.01 par value (“Stock”), at the price of $37.63 per share upon and subject to the terms and conditions set forth below. Capitalized terms not defined herein shall have the meanings specified in the Plan.

          1. Option Subject to Acceptance of Agreement.

          The Option shall become null and void unless the Employee shall accept this Agreement by executing it in the space provided below and returning it to the Company.

          2. Time and Manner of Exercise of Option.

          2.1. Maximum Term of Option. In no event may the Option be exercised, in whole or in part, after January 20, 2013 (the “Expiration Date”).

          2.2. Exercise of Option. (a) The Option shall become exercisable (i) on December 18, 2004 with respect to one-third of the number of shares subject to the Option on the Option Date, (ii) on December 18, 2005 with respect to an additional one-third of the number of shares subject to the Option on the Option Date, (iii) on December 18, 2006 with respect to the remaining one-third of the number of shares subject to the Option on the Option Date, and (iv) as otherwise provided pursuant to Sections 2.2(b), (c) and (f) hereof.

          (b) If the Employee’s employment by the Company terminates by reason of retirement, the Option shall be exercisable and become exercisable in accordance with Section 2.2(a) and may thereafter be exercised by the Employee or the Employee’s Legal Representative from the effective date of the Employee’s termination of employment until the Expiration Date. For purposes of this Agreement, “retirement” shall mean retirement either (i) at or after age 55 after a minimum of ten years of employment with the Company or (ii) at or after age 65.

          (c) If the Employee’s employment by the Company terminates by reason of permanent disability or death, the Option shall become fully exercisable and may thereafter be exercised by the Employee or the Employee’s Legal Representative, in the case of permanent disability, or the Employee’s Legal Representative or Permitted Transferees, in the case of death, in each case for a period of three years from the effective date of the Employee’s termination of employment or until the Expiration Date, whichever period is shorter. For purposes of this Agreement, “permanent disability” shall mean the inability of the Employee to substantially perform his or her duties for a continuous period of at least six months as determined by the Committee.

          (d) If the Employee’s employment by the Company terminates for any reason other than retirement, permanent disability or death, the Option shall be exercisable only to the extent that it was exercisable on the effective date of the Employee’s termination of employment and may thereafter be exercised by the Employee or the Employee’s Legal Representative for a period of one year from the effective date of the Employee’s termination of employment or until the Expiration Date, whichever period is shorter.

          (e) If the Employee dies on or prior to the Expiration Date following termination of employment by reason of retirement, or if the Employee dies during the three-year period following termination of employment by reason of permanent disability, or if the Employee dies during the one -year period following termination of employment for any reason other than retirement or permanent disability, the Option shall be exercisable only to the extent that it was exercisable on the date of such death and may thereafter be exercised by the Employee’s Legal Representative or Permitted Transferees, as the case may be, for a period of one year from the date of death or until the Expiration Date, whichever period is shorter.

          (f) (1) Notwithstanding any provision in this Agreement, in the event of a Change in Control (as defined in Appendix A) pursuant to paragraph (a) (3) or (a) (4) of Appendix A in connection with which the holders of Stock receive shares of common stock that are registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Option shall immediately become exercisable in full.

          (2) Notwithstanding any provision in this Agreement, in the event of a Change in Control pursuant to paragraph (a)(1) or (a)(2) of Appendix A, or in the event of a Change in Control pursuant to paragraph (a)(3) or (a)(4) of Appendix A in connection with which the holders of Stock receive consideration other than shares of common stock that are registered under Section 12 of the Exchange Act, the Option shall be surrendered to the Company by the Employee, the Option shall immediately be canceled by the Company, and the Employee shall receive, not later than the tenth calendar day following the occurrence of a Change in Control pursuant to paragraph (a)(1) or (a)(2) of Appendix A or not later than the tenth calendar day following the approval of the stockholders of the Company contemplated by paragraph (a)(3) or (a)(4) of Appendix A, as the case may be, a cash payment from the Company in an amount equal to the number of shares of Stock subject to the Option immediately prior to such cancellation (but after giving effect to any adjustment pursuant to Section 3.3 in respect of any transaction that gives rise to such Change in Control or is the subject of such approval of stockholders), multiplied by the excess, if any, of (i) (A) in the case of a Change in Control pursuant to paragraph (a)(1) of Appendix A, the greatest of (x) the highest price paid per share by an Acquiring Person within the two-year period immediately preceding the Stock Acquisition Date, (y) the Fair Market Value of a share of Stock on the date on which the Acquiring Person became such and (z) the Fair Market Value of a share of Stock on the Stock Acquisition Date, (B) in the case of a Change in Control pursuant to paragraph (a)(2) of Appendix A, the Fair

Market Value of a share of Stock on the date on which such Change in Control occurs, or (C) in the case of a Change in Control pursuant to paragraph (a)(3) or (a)(4) of Appendix A, the highest price per share of Stock offered to stockholders of the Company in the transaction that is the subject of the approval of stockholders giving rise to the Change in Control, over (ii) the purchase price per share of Stock subject to the Option (after giving effect to any adjustment pursuant to Section 3.3 in respect of any transaction that gives rise to such Change in Control or is the subject of such approval of stockholders). The Company may, but is not required to, cooperate with any person who is subject to Section 16 of the Exchange Act to assure that any cash payment in accordance with the foregoing to such person is made in compliance with Section 16 and the rules and regulations thereunder.

          2.3. Method of Exercise. Subject to the limitations set forth in this Agreement, the Option may be exercised by the Employee (i) by giving written notice to the Company specifying the number of whole shares of Stock to be purchased and accompanied by payment therefor in full in cash and (ii) by executing such documents as the Company may reasonably request. The purchase price of the shares being purchased may be paid in cash on behalf of the Employee by a broker-dealer acceptable to the Company to whom the Employee has submitted an irrevocable notice of exercise; provided, however, that the Committee shall have sole discretion to disapprove of an election to use a broker-dealer. No shares of Stock shall be issued until the full purchase price has been paid.

          2.4. Termination of Option. In no event may the Option be exercised after it terminates as set forth in this Section 2.4. The Option shall terminate, to the extent not exercised pursuant to Section 2.3 or earlier terminated pursuant to Section 2.2, on the Expiration Date.

          2.5 Termination of Option and Forfeiture of Option Gain. (a) If at any time prior to the earliest to occur of (i) the Expiration Date, (ii) the date which is one year after the effective date of the Employee’s termination of employment for any reason other than death and (iii) the date which is six months after the Employee exercises any portion of the Option, the Employee:

     (1) directly or indirectly (whether as principal, agent, independent contractor, partner or otherwise) engages in any Conflicting Organization or accepts employment with or renders services to any Conflicting Organization or takes any action inconsistent with the fiduciary relationship of an employee to the employee’s employer; provided, that, following a termination of employment, the Employee may accept employment with a Conflicting Organization, the businesses of which are diversified, and which with respect to one or more of its businesses considered separately is not a Conflicting Organization, provided that the Company, prior to the Employee’s accepting such employment, shall receive written assurances satisfactory to the Company from such Conflicting Organization and from the Employee that the Employee will not render services directly or indirectly in connection with any Conflicting Product or be employed in a position where the Employee could use or disclose Confidential Information of the Company or an Affiliate or of any customer or client of the Company or an Affiliate in connection with the Employee’s employment responsibilities to the benefit of a Conflicting Organization; or

     (2) directly or indirectly induces or attempts to induce any employee, agent or customer of the Company or any Affiliate to terminate such employment, agency or business relationship; or

     (3) directly or indirectly, for the Employee or any Conflicting Organization, sell or offer for sale, or assist in any way in the sale of, Conflicting Products to any customer or client of the Company or any Affiliate, upon which the Employee has called or which the Employee has supervised while an employee of the Company or an Affiliate; or

     (4) directly or indirectly engages in any activity which is contrary, inimical or harmful to the interests of the Company or an Affiliate, including but not limited to (i) violations of Company policies, including the Company’s insider trading and confidentiality policies, (iii) disclosure or misuse of any confidential information or trade secrets of the Company or an Affiliate and (iv) participation in any activity not approved by the Board which could reasonably be foreseen as contributing to or resulting in a Change in Control, then the Option shall terminate automatically on the date the Employee engages in such activity and the Employee shall pay the Company, within five business days of receipt by the Employee of a written demand therefor, an amount in cash determined by multiplying the number of shares of Stock purchased pursuant to each exercise of the Option (without reduction for any shares of Stock delivered by the Employee or withheld by the Company in satisfaction of the purchase price or any tax withholding obligations) by the difference between (i) the Market Value of a share of Stock on the date of such exercise and (ii) the purchase price per share of Stock set forth in the first paragraph of this Agreement.

               (b) The Employee may be released from the Employee’s obligations under Section 2.5(a) only if and to the extent the Committee determines in its sole discretion that such a release is in the best interests of the Company.

               (c) The Employee agrees that by executing this Agreement the Employee authorizes the Company and its Affiliates to deduct any amount or amounts owed by the Employee pursuant to Section 2.5(a) from any amounts payable by the Company or any Affiliate to the Employee, including, without limitation, any amount payable to the Employee as salary, wages, vacation pay or bonus. This right of setoff shall not be an exclusive remedy and the Company’s or an Affiliate’s election not to exercise this right of setoff with respect to any amount payable to the Employee shall not constitute a waiver of this right of setoff with respect to any other amount payable to the Employee or any other remedy.

          3. Additional Terms and Conditions of Option.

          3.1. Nontransferability of Option. The Option may not be transferred by the Employee other than (i) by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company or (ii) as otherwise set forth in this Agreement. Except to the extent permitted by the foregoing sentence, during the Employee’s lifetime the Option is exercisable only by the Employee or the Employee’s Legal Representative. Except to the extent permitted by the foregoing, the Option may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of the Option, the Option and all rights hereunder shall immediately become null and void.

          3.2. Withholding Taxes. As a condition precedent to any exercise of the Option, the Employee shall, upon request by the Company, pay to the Company (or shall cause a broker-dealer on behalf of the Employee in accordance with Section 2.3 to pay to the Company) in addition to the purchase price of the shares, such amount of cash as the Company may be required, under all applicable federal, state, local or other laws or regulations, to withhold and pay over as income or other withholding taxes (the “Required Tax Payments”) with respect to such exercise of the Option. If the Employee shall fail to advance the Required Tax Payments after request by the Company, the Company may, in its discretion, deduct any Required Tax Payments from any amount then or thereafter payable by the Company to the Employee.

          3.3. Adjustment. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Stock other than a regular cash dividend, the number and class of securities subject to the Option and the purchase price per security shall be appropriately adjusted by the Committee without an increase in the aggregate purchase price. If any adjustment would result in a fractional security being subject to the Option, the Company shall pay the Optionee, in connection with the first to occur after such adjustment of (i) the exercise of the Option in whole or in part and (ii) the expiration, cancellation, termination or forfeiture or the Option in whole or in part, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the Market Value on the exercise date over (B) the exercise price of the Option. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive.

          3.4. Compliance with Applicable Law. The Option is subject to the condition that if the listing, registration or qualification of the shares subject to the Option upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the purchase or delivery of shares hereunder, the Option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained. The Company agrees to make every reasonable effort to effect or obtain any such listing, registration, qualification, consent or approval.

          3.5. Delivery of Certificates. Upon the exercise of the Option, in whole or in part, the Company shall deliver or cause to be delivered one or more certificates representing the number of shares purchased against full payment therefor. The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such delivery, except as otherwise provided in Section 3.2.

          3.6. Option Confers No Rights as Stockholder. The Employee shall not be entitled to any privileges of ownership with respect to shares of Stock subject to the Option unless and until purchased and delivered upon the exercise of the Option, in whole or in part, and the Employee becomes a stockholder of record with respect to such delivered shares; and the Employee shall not be considered a stockholder of the Company with respect to any such shares not so purchased and delivered.

          3.7. Option Confers No Rights to Continued Employment. In no event shall the granting of the Option or its acceptance by the Employee give or be deemed to give the Employee any right to continued employment by the Company or any Affiliate of the Company.

          3.8. Decisions of Board or Committee. The Board of Directors of the Company or the Committee shall have the right to resolve all questions which may arise in connection with the Option or its exercise. Any interpretation, determination or other action made or taken by the Board of Directors or the Committee regarding the Plan or this Agreement shall be final, binding and conclusive.

          3.9. Company to Reserve Shares. The Company shall at all times prior to the expiration or termination of the Option reserve and keep available, either in its treasury or out of its authorized but unissued shares of Stock, the full number of shares subject to the Option from time to time.

          3.10. Agreement Subject to the Plan. This Agreement is subject to the provisions of the Plan, and shall be interpreted in accordance therewith. The Employee hereby acknowledges receipt of a copy of the Plan.

          4. Miscellaneous Provisions.

          4.1. Meaning of Certain Terms. As used herein, (a) employment by the Company shall include employment by an Affiliate of the Company, (b) the term “Permitted Transferee” shall include any transferee (i) pursuant to a transfer permitted under Section 5(b) of the Plan and Section 3.1 hereof or (ii) designated pursuant to Section 5(f) of the Plan on the

AptarGroup, Inc. 2000 Stock Awards Plan Beneficiary Designation Form attached hereto as Exhibit A, and (c) the term “Legal Representative” shall include a guardian, administrator, executor or other person acting in a similar capacity.

          4.2. Successors. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of the Employee, acquire any rights hereunder in accordance with this Agreement or the Plan.

          4.3. Notices. All notices, requests or other communications provided for in this Agreement shall be made in writing by (a) actual delivery to the party entitled thereto, (b) mailing to the last known address of the party entitled thereto, via certified or registered mail, return receipt requested or (c) telecopy with confirmation of receipt. The notice shall be deemed to be received, in case of actual delivery, on the date of its actual receipt by the party entitled thereto, in case of mailing, on the tenth calendar day following the date of such mailing, and, in the case of telecopy, on the date of confirmation of receipt.

          4.4. Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the internal laws of the State of Delaware.

          4.5. Counterparts. This Agreement may be executed in two counterparts each of which shall be deemed an original and both of which together shall constitute one and the same instrument.

          4.6. Reports Filed with the Securities and Exchange Commission. The Company files periodic and current reports and proxy statements with the Securities and Exchange Commission. These documents are available, free of charge, on the Company’s website (www.aptargroup.com, under Investor Relations / Reports & SEC Filings), as soon as reasonably practicable after the material is filed with, or furnished to, the Securities and Exchange Commission. Any of these documents will be made available to the Optionee in paper format, without charge, upon written or oral request to the Company’s Investor Relations Department located at 475 West Terra Cotta Avenue, Suite E, Crystal Lake, Illinois, 60014,

U.S.A., phone number 1-815-477-0424 or to the Human Resource Department at the Optionee’s work site.

APTARGROUP, INC.

By:	Carl A. Siebel
Title:	President and Chief Executive Officer

     Accepted this            day of
                    , 2003

               Employee

Appendix A to AptarGroup, Inc. Stock Option Agreement for Employees

For purposes of this Agreement:

          (a) “Change in Control” shall mean:

          (1) the occurrence of a Stock Acquisition Date, as defined in the Company’s Rights Agreement, dated as of April 6, 1993, and as amended from time to time (provided that if a successor rights agreement is adopted, then as defined in such agreement, and if the Company’s Rights Agreement is (i) terminated or expires without a successor agreement thereto, then as defined in the latest terminating or expiring rights agreement at the time of such termination or expiration, or (ii) amended or a successor rights agreement is adopted and, in either such case, does not define Stock Acquisition Date, then as last defined in the Company’s Rights Agreement or successor rights agreement).

          (2) individuals who, as of April 23, 1993, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided, however, that any individual who becomes a director of the Company subsequent to such date whose election, or nomination for election by the Company’s stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed to have been a member of the Incumbent Board; and provided, further, that no individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended, or any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to have been a member of the Incumbent Board;

          (3) approval by the stockholders of the Company of a reorganization, merger or consolidation unless, in any such case, immediately after such reorganization, merger or consolidation, (i) more than 60% of the combined voting power of the securities of the corporation then outstanding and entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals or entities who were the beneficial owners of the outstanding securities of the Company entitled to vote generally in the election of directors of the Company (“Company Voting Securities”) immediately prior to such reorganization, merger or consolidation and in substantially the same proportions relative to each other as their ownership, immediately prior to such reorganization, merger or consolidation, of the outstanding Company Voting Securities, (ii) no person shall be an Acquiring Person, as defined in the Company’s Rights Agreement dated as of April 6, 1993, and as amended from time to time (provided that if a successor rights agreement is adopted, then as

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defined in such agreement, and if the Company’s Rights Agreement is (i) terminated or expires without a successor agreement thereto, then as defined in the latest terminating or expiring rights agreement at the time of such termination or expiration or (ii) amended or a successor rights agreement is adopted and, in either such case, does not define Acquiring Person, then as last defined in the Company’s Rights Agreement or successor rights agreement), and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board of Directors providing for such reorganization, merger or consolidation; or

          (4) approval by the stockholders of the Company of (i) a plan of complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, immediately after such sale or other disposition, (A) more than 60% of the combined voting power of the securities thereof then outstanding and entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Stock and the outstanding Company Voting Securities immediately prior to such sale or other disposition and in substantially the same proportions relative to each other as their ownership, immediately prior to such sale or other disposition, of the outstanding Stock and the outstanding Company Voting Securities, as the case may be, (B) no person shall be an Acquiring Person, and (C) at least a majority of the members of the board of directors thereof were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition.

          (b) “Fair Market Value” shall mean the closing price of a share of Stock on the New York Stock Exchange Composite Transactions on the date as of which such value is being determined, or, if there shall be no sale on such date, on the next preceding date for which a sale is reported; provided, however, that if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate.

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Exhibit A to AptarGroup, Inc. Stock Option Agreement For Employees

APTARGROUP, INC.

2000 Stock Awards Plan

BENEFICIARY DESIGNATION FORM

          You may designate a primary beneficiary and a secondary beneficiary. You can name more than one person as a primary or secondary beneficiary. For example, you may wish to name your spouse as primary beneficiary and your children as secondary beneficiaries. Your secondary beneficiary(ies) will receive nothing if any of your primary beneficiaries survive you. All primary beneficiaries will share equally unless you indicate otherwise. The same rule applies for secondary beneficiaries.

Designate Your Beneficiary(ies):

Primary Beneficiary(ies):

Secondary Beneficiary(ies):

I certify that my designation of beneficiary set forth above is my free act and deed.

Name of Employee	Employee’s Signature
(Please Print)
Date

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